Exhibit 10.20

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $409,612 February 15, 2023
Houston, Texas

CENAQ Energy Corp., a Delaware corporation (the “Maker”), promises to pay to the order of CENAQ Sponsor LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of Four Hundred and Nine Thousand, Six Hundred and Twelve Dollars ($409,612) in lawful money of the United States of America, on the terms and conditions described below.

1.                  Prior Notes. The parties acknowledge and agree that this Note cancels and supersedes in its entirely (i) the (a) Promissory Note dated May 31, 2022 in the amount of $125,000, (b) Promissory Note dated November 15, 2022 in the amount of $467,500 and (c) Promissory Note dated November 15, 2022 in the amount of $1,725,000, in each case, made by the Maker in favor of the Payee and (ii) any other promissory note made by the Maker in favor of the Payee prior to the date hereof (clauses (i) and (ii) collectively, the “Prior Notes”), that the Prior Notes shall have no force or effect from and after the date of this Note and the Maker shall have no obligation or liability to the Payee whatsoever under the Prior Notes.

2.                  Principal. The entire unpaid principal balance of this Note shall be payable on February 15, 2024 (the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

3.                  Form of Repayment. All amounts due under this Note shall be repaid, at the Maker’s election, (a) in cash, (b) in shares of Class A common stock, par value $0.0001 per share, of Maker (the “Conversion Shares”) at a conversion price of $10.00 per share or (c) with a combination thereof. If payment is made in cash, all payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

4.                  Interest. No interest shall accrue or be charged by the Payee on the unpaid principal balance of this Note.

5.                  Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6.                  Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)               Failure to Make Required Payments. Failure by the Maker to pay the principal amount due (including, but not limited to, by way of the issuance of Conversion Shares in accordance with the terms of this Note) pursuant to this Note within five (5) business days of the Maturity Date.

Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(b)               Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7.                  Remedies.

(a)               Upon the occurrence of an Event of Default specified in Section 6(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

Upon the occurrence of an Event of Default specified in Sections 6(b) or 6(c), the unpaid principal balance of this Note and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

8.                  Enforcement Costs. In case any principal of this Note is not paid when due, including (without limitation) by way of the issuance of Conversion Shares in accordance with the terms of this Note, the Maker shall be liable for all reasonable documented out-of-pocket costs of enforcement and collection of this Note incurred by the Payee, including, but not limited to, reasonable and documented attorneys’ fees and expenses.

9.                  Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

10.              Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

11.              Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

If to the Maker:

Verde Clean Fuels, Inc.

300 Crescent Court, Suite 1860

Dallas, Texas 75201

Attn: Ernest B. Miller, Chief Executive Officer

Email: emiller@bluescapecleanfuels.com

If to the Payee:

CENAQ Sponsor LLC

4550 Post Oak Place Drive, Suite 300

Houston, Texas 77027

Attn: Russell J. Porter; Michael J. Mayell

Email: rporter@cenaqcorp.com; mmayell@sydson.com

12.              Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

13.              Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.              Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15.              Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16.              Registration Rights. The Conversion Shares shall be entitled to customary registration rights and shall be included in the definition of “Registrable Securities” in the Amended and Restated Registration Rights Agreement to be entered into on February 15, 2023 by and among the Maker, the Payee and the other parties thereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CENAQ ENERGY CORP.

By:	/s/ J. Russel Porter
Name: Title:	J. Russell Porter Chief Executive Officer

Agreed and Acknowledged:

CENAQ SPONSOR LLC

By:	/s/ J. Russel Porter
Name:	J. Russell Porter
Title:	Chief Executive Officer

Signature Page to Promissory Note